Exhibit 10.62


                               MOTOR VEHICLE LEASE

      This lease agreement is made this 1st day of January, 2005 by and between Maust Asset Management Company, LLC., a corporation organized and existing under the laws of the State of Minnesota (hereinafter referred to as "Lessor"), and GreenMan Technologies of Minnesota, Inc., a corporation organized and existing under the laws of the State of Minnesota (hereinafter referred to as "Lessee"). Whereas GreenMan desires to lease a semi tractor described herein from Maust Asset Management Company, LLC for the purpose of hauling tires and tire derived products, the Lessor and the Lessee now agree as follows:

      1. MOTOR VEHICLES COVERED Subject to the terms and conditions of this lease, Lessor leases to Lessee and Lessee leases from Lessor the motor vehicle described herein as follows:

            2004 East End Dump Trailer VIN# 1E1F9U2824RD34645 (Unit # 233)

            For the purposes of this lease, motor vehicle shall be defined as an end-dump trailer listed above. Such vehicle is to be used in the normal and ordinary course of Lessee's business at the location set forth herein.

      2. NATURE OF CONTRACT This is a contract of leasing only. Lessee does not, by this lease, acquire any right, title or interest in or to the property described in this leasing agreement.

      3. SERVICES COVERED Lessee, at its own cost and expense, unless otherwise expressly provided in this lease shall:

            a. Provide suitable and adequate repair and maintenance services, including changing oil, lubricating, inspecting the vehicle;

            b. Maintain the vehicle in good repair, mechanical condition, and running order;

            c. Furnish all necessary fuel, oil, and other lubricants necessary for the operation of the vehicle;

            d. General maintenance including regular brake inspections and changes,

            e. tires, and all other mechanical maintenance. Said maintenance shall take place while the vehicle is not in use.

      4. SERVICES NOT COVERED Lessee, at its own cost and expense, unless otherwise expressly provided in this lease shall:

            a.    Pay for comprehensive, physical damage, and liability
                  insurance as provided for herein;
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            b.    Provide vehicle registration plates for the respective vehicle
                  (or reimburse lessor);

            c.    Pay all applicable fuel tax;

            d.    Provide and pay for their own drivers;

            e. Pay all heavy road use tax assessed on the vehicle starting January 2004 (or reimburse lessor);

            f.    Pay for any extraordinary damages or expenses incurred.

      5. VEHICLE CONDITION The vehicle shall be in a neat and proper appearance, good repair, mechanical condition and in good working running order when delivered to Lessee and said condition shall be accepted by Lessee as such unless immediate written notice to the contrary is given at the time of acceptance.

      6. TIRES Lessee shall provide, at its own cost and expense, all necessary tires for the vehicle. Lessee's drivers will not operate any of the vehicles on a flat tire or on any tire or tires that do not contain sufficient air pressure so as to prevent damage to the tires other than normal and ordinary wear and tear. Any damage to tires which occurs because of a drivers or Lessee's negligence, carelessness, recklessness or abusive handling of the vehicle; or replacement/repair of the tires shall be borne by Lessee.

      7. INSPECTION Lessee shall deliver or make available the vehicles for inspection by Lessor as reasonably requested by Lessor. Said inspections shall be made at reasonable places and times so as to eliminate, insofar as possible, any interruptions to Lessee's service.

      8. REPAIRS All vehicle repairs shall be the responsibility of the lessee.

      9. FUEL AND LUBRICANTS Lessee shall procure and provide all fuel and other lubricants required for the operation of vehicles under this lease. Lessee shall use the supplies or suppliers designated or approved by vehicle manufacturer.

      10. LEASE AND RENTAL CHARGES As consideration for this lease, Lessee agrees to pay Lessor a deposit of $0.00 dollars includes no maintenance, which will be held by Lessor and which can be used as rent or for damages caused to the vehicle by Lessee. After placing the deposit, Lessee shall pay as base rent for the vehicle for the entire original term set forth herein in a minimum amount of per month. This sum is a minimum fixed rental charge per month for the use and operation of the vehicle and does not include any other extra-ordinary charges or costs which may be added as allowed under this lease. This base rent of $1500.00 dollars per month, shall be paid the first day of each month or next business day should the first fall on a weekend, each month commencing January 1st, 2005 to and including November 1st, 2008.
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      11.   BUY-OUT PROVISION: As of December 1, 2008; the optional fixed purchase price is $12,000.00.

      12. MILEAGE RECORDS Lessee shall furnish to Lessor the mileage readings for the vehicle upon request.

      13. LEASE TERM This lease shall be for a period of 47 months beginning at 12:01 a.m. local time on January 1st, 2005 and expiring at 12:01 a.m. local time on November 30th, 2008.

      14. OBLIGATION TO INSURE Lessee, at its sole cost, shall provide and maintain during the term of this lease, a policy of comprehensive and liability insurance containing the coverage, exceptions, and exclusions that are ordinarily contained in liability policies for vehicles of this nature and written for the locality where the vehicle is operated. Such policy shall insure Lessor and Lessee and their respective agents and employees with respect to liability as a result of the ownership, maintenance, use or operation of the vehicle furnished by Lessor to Lessee. Such insurance shall be primary and not excess or contributory, with respect to any accident involving the vehicle and shall afford bodily injury liability limits of not less than Three Hundred Thousand Dollars ($300,000.00) for injury or death of one person in any one accident and subject to such limit per person to a total liability of Ten Million Dollars ($10,000,000.00) for all persons injured or killed in the same accident and coverage for physical damage, destruction or loss of use of the of asset(s) as a result of one accident, except that Lessor shall not be liable for damage to property owned by or rented to Lessee. Comprehensive insurance coverage shall be in an amount equal to the replacement value of the vehicle and all policies herein shall list Lessor as the owner and secondarily insured.

      15. CERTIFICATE OF INSURANCE Lessee shall provide or cause the insurer to provide or furnish to Lessor a certificate of insurance showing the amounts of coverage listed herein and further showing Lessor as listed in the coverage. Said certificate shall also provide that said policy shall not be cancelled or modified without first providing written notice to Lessor within sixty (60) days from the expiration of the policy.

      16. LIABILITY IN EXCESS OF INSURANCE Lessee shall further indemnify and hold Lessor and its agents and employees harmless from and against all loss, liability and expense, including attorney fees and court costs, in excess of any insurance coverage provided for herein, as a result of bodily injury, death or property damage caused by or arising out of the ownership, use or operation of the vehicle or vehicles subject to this lease.
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      17.   REPORTS OF ACCIDENTS If a vehicle furnished by Lessor to Lessee pursuant to this agreement is involved in any accident, Lessee shall cause its agents and employees to notify Lessor as soon as available with respect to GreenMan's accident reporting policies. Lessee understands the employee is to report the incident to Police/Rescue Service as may be necessary first and foremost, to ensure the safety of personnel and property, then GreenMan's Safety department/Supervisor upon which, GreenMan's Safety department will coordinate with Lessee. Thereafter, as soon as practical, Lessee shall supply to Lessor a written report, giving all information relative to the accident. Lessee shall cooperate fully in any investigation and defense of all claims made which arise out of the accident. Lessee shall promptly deliver to Lessor any and all papers, notices, summonses, processes and documents whatsoever served upon or delivered to Lessee or Lessee's agents in connection with any claim, suit or action relative to Lessee, which arises out of the use of the vehicle.

      18. DRIVERS OF VEHICLE All vehicles leased to Lessee under this lease shall be operated by safe, careful, legally qualified and properly licensed and insured drivers. Such drivers shall be selected, employed, controlled and paid by Lessee. Such drivers are conclusively presumed to be the employees of Lessee only. Lessee shall cause the vehicle to be operated with reasonable care and precaution to prevent loss, injury or damage to such vehicle or other property. Lessee's drivers shall comply with all reasonable regulations, state, federal or local, and all reasonable regulations required by Lessor insofar as such regulations relate to the safe and proper use of the vehicle provided for in this lease.

      19. COMPLIANCE WITH LAWS The leased vehicle, while in possession, care, custody and control of the Lessee will not be operated in excess of its respective rated maximum weights or capacity. If it is damaged in any way due to overloading, Lessee shall immediately pay to Lessor the amount of any and all damages and losses it may sustain. No vehicles subject to this lease shall be used in violation of any federal, state or local statute, regulation or ordinance applicable to the operation of said vehicle. As to the use or operation of any said vehicles, Lessee shall hold Lessor harmless from any and all fines, forfeitures or penalties for traffic violations or the violation of any statute, law, ordinance, rule or regulation from any constituted public authority. Lessee shall not use or allow the vehicle to be used for any unlawful purpose or for the transportation of any property or material deemed extra-hazardous by reason of being explosive, inflammable or fissionable.

      20. RETURN OF VEHICLE Upon the termination of this lease, Lessee shall return the vehicle to Lessor in as good a condition and running order as when first received by Lessee, ordinary wear and tear excepted. If Lessee fails to return the vehicle within a reasonable time, Lessor shall have the right to enter onto Lessee's or Lessee's agents premises for the purpose of taking possession of the vehicle and remove it from Lessee.

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      21.   BANKRUPTCY This lease shall terminate automatically without notice to Lessee if Lessee files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors, or is voluntarily or involuntarily adjudicated bankrupt by any court of competent jurisdiction, or if a petition for reorganization of Lessee, or for an arrangement with creditors is filed by or against Lessee, or if a receiver is appointed for Lessee's business, or if Lessee permits or suffers any distress, attachment, levy or execution to be made or levied against any or all of Lessee's property.

      22. LIQUIDATED DAMAGES ON BANKRUPTCY If this lease is terminated as provided in Section 21, Lessee shall comply with and Lessor shall have all the rights set forth in Section 20. If this lease is terminated Lessor shall also be entitled to damages, liquidated for all purposes, including claims or suits against Lessee's assets in bankruptcy or reorganization, said liquidated damages being the sum of all base monthly rental payments due and unpaid from the date to the execution of the lease until its termination. In arriving at such liquidated damages, the parties have considered, among other factors, the substantial expense of Lessor in purchasing the vehicle for Lessee's service and the difficulty in arriving at a damage figure in the future.

      23. DEFAULT BY LESSEE If Lessee shall be in default of any of the payments or other terms and conditions of this lease, Lessor may, at Lessor's sole option, notify Lessee of the breach or default in writing. If Lessee fails to correct the default within ten (10) days of said written notice then at any time Lessor may enter any premise where the vehicle subject to this lease is located and remove said vehicle or otherwise obtain its possession without being liable to any suit, action or defense or other proceedings.

      24. TAXES AND LICENSE FEES Any increases in any taxes and license fees in effect on the effective date of this lease and any new and additional taxes and license fees applicable on or with respect to, the leased vehicles or by the reason of the leasing as well as, any increased cost of any equipment or accessories required by any change in laws relating thereto shall be paid by Lessee to Lessor within fifteen (15) days after being invoiced.

      25. SUCCESSION This lease, together with all schedules now and hereafter made a part shall be binding on the respective parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

      26. AMENDMENT No amendment, modification, or alteration of the terms of this lease agreement shall be binding unless the same shall be in writing dated subsequent to the date hereof and duly executed by the parties hereto.

      27. ASSIGNMENT Neither this lease or any interest herein may be assigned by Lessee without the express written consent of the Lessor nor by operation of law. No vehicle may be sublet or encumbered nor possession or use given to other than Lessee's employees without Lessor's express written consent.
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      28.   NOTICES Any notice given under this lease by Lessor to Lessee shall be in writing and shall be given personally or by registered mail addressed as follows:

                   GreenMan Technologies of MN, Inc.
                   Attn: Robert Davis, CEO or Mark Maust, President 12498 Wyoming Avenue South
                   Savage, MN 55378

            Any notice given under this lease by Lessee to Lessor shall be writing and shall be given personally or by registered mail addressed as follows:

                  Maust Asset Management Company, LLC
                  Attn: Mark Maust, Owner
                  5785 Starview Lane
                  Prior Lake, MN 55372

      29. WAIVERS The failure of either party in any one or more instances to insist on the performance of any of the terms, covenants, or conditions of this lease, or to exercise any right or privilege in this lease conferred or the waiver of any breach of any of the terms, covenants or conditions of this lease, shall not be construed as thereafter waiving any such terms, covenants, conditions, rights or privileges, but such terms shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

      30. GOVERNING LAW This lease shall be governed by the laws of the State of Minnesota and constitutes the entire agreement between Lessor and Lessee with respect to the furnishing of a motor vehicle by Lessor.

      31. COLLECTION EXPENSES Lessee shall be liable to Lessor for all costs and expenses, including, but not limited to, reasonable attorney fees, incurred in collecting payments due or to become due from Lessee to Lessor or in enforcing any rights of Lessor pursuant to this lease.

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This lease agreement constitutes the sole agreement of the parties hereto and supercedes any prior understandings, written or oral agreements or representations between the parties respecting the subject matter within it.

In case any one or more of the provisions contained in this lease agreement shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any provision thereof and this lease agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the parties have hereto executed this lease on the date first written above.

Maust Asset Management Company, LLC.    GreenMan Technologies of MN, Inc. Lessee

By: /s/ Mark Maust                      By: /s/ Robert H. Davis
    Mark Maust, Owner                       Robert H. Davis, CEO
                                            GreenMan Technologies, Inc.